UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 28, 2008

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2008, the Board of Directors of Sanmina-SCI Corporation (the “Company”) appointed John P. Goldsberry, 53, to serve as a member of the Board of Directors of the Company. The Board also appointed Mr. Goldsberry Chairman of the Audit Committee of the Board.

Mr. Goldsberry has served as Senior Vice President and Chief Financial Officer of Gateway, Inc., which designs, manufactures and markets desktop and notebook computers and servers (“PCs”), PC-related products and services, since August 2005.  Prior to that time, Mr. Goldsberry served as Senior Vice President, Operations, Customer Care and Information Technology from April 2005 to August 2005.  Mr. Goldsberry joined Gateway in March 2004 as Senior Vice President, Strategy and Business Development and also served as Chief Financial Officer of eMachines, Inc., a PC manufacturer acquired by Gateway, from January 2004 until March 2004. Prior to joining eMachines, Mr. Goldsberry was Chief Financial Officer at TrueSpectra, Inc. an imaging solutions company, from August 2000 until December 2003. Previously, Mr. Goldsberry held Chief Financial Officer positions at Calibre, Inc., a wireless technology company, Quality Semiconductor, Inc., a semiconductor company, DSP Group, Inc., a semiconductor company and The Good Guys, Inc., an electronics retailer, and has worked for Salomon Brothers and Morgan Stanley in a number of corporate finance positions.

Mr. Goldsberry shall be eligible to receive the standard compensation package for non-employee directors of the Company. In particular, Mr. Goldsberry will receive an annual Board retainer of $60,000, an annual retainer of $10,000 for service as a member of the Audit Committee and an additional annual retainer of $10,000 for serving as Chairman of the Audit Committee, provided that such amounts may be increased by one-third in the aggregate if Mr. Goldsberry elects to receive his entire retainer in the form of restricted stock awards. Mr. Goldsberry will also receive payments for attending meetings of the Board of Directors of $2,000, if attending in person, and $1,000, if attending telephonically, and fees of $1,500 per meeting for each Audit Committee meeting attended. Such per meeting fees may be eligible for deferral in accordance with the terms of the Sanmina-SCI Deferred Compensation Plan for Outside Directors.

In addition, Mr. Goldsberry shall be granted a stock option to purchase 10,000 shares of common stock and a restricted stock unit for 20,000 shares of common stock under our 1999 Stock Plan. Such options and restricted stock shall vest at the rate of  1/12 of such shares monthly from the date of grant.

The Company issued a press release regarding Mr. Goldsberry’s appointment, which is attached hereto as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release issued by Sanmina-SCI Corporation on January 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

	By:	/s/ Michael R. Tyler
Michael R. Tyler
Executive Vice President, General Counsel and Corporate Secretary

Date: January 31, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Sanmina-SCI Corporation on January 29, 2008.